                                                                     Exhibit 4.2


                                [FORM OF WARRANT]


NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK FOR WHICH IT IS EXERCISABLE HAVE BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS (THE "OTHER LAWS"), AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THEY ARE REGISTERED OR QUALIFIED OR THE COMPANY RECEIVES FROM THE HOLDER HEREOF AN OPINION OF COUNSEL, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR DISTRIBUTION IS EXEMPT FROM THE APPLICABLE REGISTRATION AND QUALIFICATION REQUIREMENTS OF THE SECURITIES ACT AND THE OTHER LAWS.


                                 ANTIGENICS INC.

                        WARRANT TO PURCHASE COMMON STOCK


         This certifies that, for value received, __________, (the "Holder") is entitled to subscribe for and purchase up to ______________ shares of common stock, $0.01 par value per share ("Shares") of Antigenics Inc. (the "Company"), a Delaware corporation. This Warrant is being issued in connection with the merger of Antigenics L.L.C. ("LLC"), a Delaware corporation, with and into the Company, in exchange for, or in full satisfaction of, a warrant to purchase interests in the LLC.

         The initial per Share exercise price of this Warrant (the "Warrant Price"), subject to adjustment from time to time pursuant to the provisions of
Section 3 hereof, shall equal $__________.

         1. TERM OF WARRANT. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time during the period beginning on the date hereof and ending on November 29, 2002.

         2. METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT.

                  2.1 EXERCISE. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as EXHIBIT 1 duly executed) at the principal executive office of the Company and by the payment to the Company, by bank check or wire transfer, of an amount equal to the then applicable Warrant Price per Share multiplied by the number of Shares then being purchased. The Company agrees that the Shares so purchased shall be deemed to be issued to the Holder hereof as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Shares as aforesaid. Unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, with respect to which this Warrant shall not then have been exercised, shall also be issued to the Holder.

                  2.2 SHARES FULLY PAID. All Shares which may be issued upon the exercise of this Warrant will, upon issuance, be fully paid and nonassessable.

         3. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The kind of securities purchasable upon the exercise of this Warrant, the Warrant Price and the number of Shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events as follows:

                  3.1 RECLASSIFICATION, CONSOLIDATION OR MERGER. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another legal entity (other than a merger in which the Company is the surviving entity and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall execute a new Warrant, providing that the Holder of this Warrant shall have the right to exercise such new Warrant and purchase upon such exercise, in lieu of each Share theretofore issuable upon exercise of this Warrant, the kind and amount of securities, money and property which would have been received upon such reclassification, change, consolidation or merger by the Holder if this Warrant had been exercised immediately prior to such event. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3.

                  3.2 SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its equity securities, the number of securities for which this Warrant is exercised shall be proportionately increased in the case of a subdivision or decreased in the case of a combination.

                  3.3 DISTRIBUTIONS OF ASSETS. If the Company at any time shall distribute assets (or rights to acquire assets) to its equityholders as a partial liquidating dividend, the Warrant Price shall be reduced by an amount equal to the then fair market value (as determined in good faith by the Board of Directors of the Company) of the portion of the assets distributed with respect to a Share.

         4. NOTICE OF ADJUSTMENTS. Whenever there is an adjustment pursuant to
Section 3 hereof, the Company shall prepare a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment and the nature of the adjustment and shall cause copies of such certificate to be mailed to the Holder.

         5. NO FRACTIONAL SHARES. If any adjustment under Section 3 would create a fractional Share, or a right to acquire a fractional Share, such fractional Share shall be disregarded and the number of Shares issuable upon exercise shall be rounded to the nearest whole number.

         6. REGISTRATION RIGHTS. If this Warrant has been exercised prior to the filing of the resale registration statement contemplated by Section 7(a) of the Subscription Agreement (as amended, the "Subscription Agreement") entered into in connection with the offering described in the LLC's Confidential Private Placement Memorandum, dated August 31, 1999, the securities issued upon exercise of this Warrant shall be "Registrable Securities" for the purposes of the Subscription Agreement, and the Holder of such securities shall be entitled to the benefits of the registration rights provisions of such Subscription Agreement.

         7. COMPLIANCE WITH SECURITIES LAWS. The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the securities to be issued upon exercise hereof are being acquired for investment for such Holder's own account and not with a view toward distribution thereof, and that it will not offer, sell or otherwise dispose of this Warrant or any securities issued upon its exercise unless this Warrant or such securities have been registered or qualified, as the case may be, under the Securities Act of 1933, as amended, and applicable state and foreign securities laws or (i) registration or qualification under state and foreign securities laws is not required and (ii) an opinion of counsel satisfactory to the Company is furnished to the Company to the effect that registration under the Securities Act of 1933, as amended, is not required.

         8. TRANSFER AND EXCHANGE OF WARRANT.

                  8.1 TRANSFER. This Warrant may not be transferred without the prior written consent of the Company.

                  8.2 EXCHANGE. Subject to compliance with the terms hereof including Section 8.1, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal executive office of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. The last Holder of this Warrant as registered on the books of the Company may be treated by the Company and all persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant or to transfer this Warrant on the books of the Company, any notice to the contrary notwithstanding, unless and until such Holder seeks to transfer registered ownership of this Warrant on the books of the Company and such transfer is effected.

         9. MISCELLANEOUS.

                  9.1 NO RIGHTS AS STOCKHOLDER. No Holder shall be entitled to vote or receive distributions or be deemed the holder of securities of the Company which may at any time be issuable upon its exercise for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any action (whether upon any recapitalization, issuance of additional equity, reclassification of equity, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive distributions or otherwise until the Warrant shall have been exercised and the securities purchasable upon such exercise shall have become deliverable, as provided herein.

                  9.2 REPLACEMENT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

                  9.3 NOTICE OF CAPITAL CHANGES. In this event:

                           (a) the Company shall declare any distribution
payable to its stockholders;

                           (b) there shall be any capital reorganization or
reclassification of the equity of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another legal entity; or

                           (c) there shall be a voluntary or involuntary
dissolution, liquidation or winding up of the Company;

then the Company shall give the Holder written notice, in the manner set forth in Section 9.4 below, of the date on which a record shall be taken for such distribution or for determining stockholders entitled to vote upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and of the date when any such transaction shall take place, as the case may be. Except as otherwise set forth herein, such written notice shall be given at least 20 days prior to the transaction in question and not less than 10 days prior to any record date in respect thereof, unless such notice is waived by the Holder.

                  9.4 NOTICE. Any notice given to either party under this Warrant shall be in writing, and any notice hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier or by facsimile transmission or three (3) business days after the mailing thereof if sent registered mail with postage prepaid, addressed, as the case may be, to the Company at its principal executive offices or to the Holder at its address set forth in the Company's books and records or at such other address as the Holder may have provided to the Company in writing.

                  9.5 NO IMPAIRMENT. The Company will not, by amendment of its charter or by-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions in this Warrant.

                  9.6 GOVERNING LAW. This Warrant shall be governed by and construed under the internal domestic laws of the State of Delaware.



         [The remainder of this page has been intentionally left blank.]

         IN WITNESS WHEREOF, this Warrant is executed as of this ____ day of February, 2000.


                                        ANTIGENICS INC.



                                        By:
                                           -------------------------------------
                                           Name: Garo Armen
                                           Title: President and Chief Executive
                                                   Officer

                                                                       EXHIBIT 1

                               NOTICE OF EXERCISE


TO:      ANTIGENICS INC.

         1. The undersigned hereby elects to purchase _______ Shares pursuant to the terms of the attached Warrant, and tenders herewith payment in full of the Warrant Price of such Shares.

         2. The undersigned represents that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, except in compliance with the Securities Act of 1933, as amended.


                                        Name of Holder:_________________________



                                        ________________________________________
                                        Signature


                                        Title (if applicable):__________________

List of Warrant Holders

Blackford Securities
Michael & Pamela Clark
Stephen A. Cohen
Mary & Michael Darling
Delaware Charter Guarantee
Russell S. Reynolds III
Eagle Constellation Fund
Elan Corporation
EM Sterne & DM Moore TTEES
Stephen Feid
Freedale Investments
Frost Nevada
Phillip T. George, M.D.
German American Capital Corp.
H. Leland Getz
Joseph Grano Jr.
Kara Ann Berg Trust
Dr. Ernest Mario
Donald Marron
Mark McInerney
John P. McNiff
Richard Omohundro
James Pinto
Pinto Trust, C.S.
Pinnacle Investments
PNC Bank Delaware
SAC Capital
Stephen Schram
Sigma-Tau Industrie
Farmaceutiche Riunite SpA
Aptafin
Richard Sterne
Carol Swiggett
John Martin Taylor
ThermoElectron
A&A Actien Bank
Dr. Darrick Antell
Michael G. Baldwin
E. Garrett Bewkes Jr.
Blue Star Group
Arthur Castlebaum
Coleman Partnership
Dean C. Colson
Dean C. Colson, IRA
Dominic Corvino
Carmine DeSantis
Ralph A. Daiuto Sr.
Sergio Dompe
Lew Eisenberg
Gibralt Capital Corp
Chris Hart
H.B. Rigs Ltd.
Robert Hoffman
Medison Pharma Ltd.
Medison Tech.
Mark Tzalkovitz
Loren Kramer
Dr. Bernard Lahasky
Andrew J. Lanza
Peter Lawson-Johntson II
Peter Lawson-Johntson
Links LLC
Fredda Levitt
Dr. Ivan Lieberberg
Michael E. Mederrick
William Morrison
John Morse
PaineWebber
Darryl Parmenter
Manny Reiser
SAAD Investment Company Ltd.
John Saraceno
James F. & Virginia Sattler
A. Scurfin-Moratti
N. Lloyd Scurlock
Walter Toombs
Neil & Karen Vaccaro
H. William & Laura Walker
Frank B. White
Joseph E. Wurtz
Strauss Zelnick
Pilar Morales-Arce
E. Gutzwiller & CIE
S. L. Gubel
Interimage
Lloyds
Osa Mayor
Carmen Miranda
Percacer SA
Redwood Investment Ltd.
L. Rispoli
Stanhope S.L.
STH Capital
Olga Subirana
Torreal